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                                                                     Exhibit 2.5
                                ESCROW AGREEMENT

         THIS ESCROW AGREEMENT is made as of the 23rd day of November 1999, by and among FUJIMI INCORPORATED, a Japanese corporation (the "Buyer"), SPEEDFAM-IPEC INC., an Illinois corporation (the "Seller"), and HARRIS TRUST AND SAVINGS BANK, as escrow agent (the "Escrow Agent").

         1. Buyer has agreed to deposit with the Escrow Agent, in escrow, the sum of Five Hundred Thousand dollars ($500,000.00).

          2. The Escrow Agent agrees to accept said sum and to establish and maintain a separate account therefore (the "Escrow Account").

          3. The Escrow Agent agrees to invest and reinvest the funds in the Escrow Account at the written direction and risk of Seller during the term of this Escrow Agreement. Upon receipt of the written direction signed by an authorized officer of Seller, the Escrow Agent shall invest and reinvest the Escrow Account in one or more of the following investments (the "Obligations") from time to time:

                  A. Direct Obligation of, or Obligation the principal and interest on which are unconditionally guaranteed by, the United States of America, or

                  B. Repurchase Agreements with the Escrow Agent involving securities of the kind listed in (A) above, or

                  C. Money market funds authorized to invest in short-term securities issued or guaranteed as to principal and interest by the United States Government and Repurchase Agreements with respect to such securities.

No Obligation shall have a maturity which exceeds the shorter of (i) one year from the date of purchase; or (ii) such period of time as remains between the date upon which the investment in the Obligations is made and May 22, 2000. Interest and other earnings on the Obligations shall be added to the Escrow Account. The parties acknowledge that the Escrow Agent shall not be responsible for any diminution in the Escrow Account as a result of losses resulting from investments. Investment and reinvestment of the Escrow Account shall be made only in Obligations. The Escrow Agent may use its own Bond Department in executing purchases and sales of permissible investments.

          4. (a) As used in this Agreement, "Claim" shall mean:

                   (i) Any final, non-appealable order from a court of competent jurisdiction containing an award against the Fujimi Corporation, an Illinois corporation (the "Company"), equaling or exceeding (including reasonable costs of the Company) the amount of Twenty-Five Thousand Dollars ($25,000) and relating to acts, omissions or obligations of the Company which occurred prior to November 23, 1999, and which was not accrued, reserved against or disclosed in the audited balance sheet of the Company as
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         of December 31, 1998, and/or unaudited balance sheet as of June 30,
         1999, or incurred in the ordinary course of business consistent with past practices of the Company;

                  (ii) Any final decision by an arbitrator or panel of arbitrators that is binding upon all parties to such arbitration, containing an award against the Company equaling or exceeding (including reasonable costs of the Company) the amount of Twenty-Five Thousand Dollars ($25,000) and relating to acts, omissions or obligations of the Company which occurred prior to November 23, 1999, and which was not accrued, reserved against or disclosed in the audited balance sheet of the Company as of December 31, 1998, and/or unaudited balance sheet as of June 30, 1999, or incurred in the ordinary course of business consistent with past practices of the Company.

                 (iii) Any final decision by a governmental regulatory body that is binding upon the parties to the regulatory proceeding, containing an award, levy, fine, assessment, tax or other act of monetary enforcement against the Company equaling or exceeding (including reasonable costs of the Company) Twenty-Thousand Dollars ($25,000) and relating to acts, omissions or obligations of the Company which occurred prior to November 23, 1999, and which was not accrued, reserved against or disclosed in the audited balance sheet of the Company as of December 31, 1998, and/or unaudited balance sheet as of June 30, 1999, or incurred in the ordinary course of business consistent with past practices of the Company; and

                  (iv) Any settlement of a claim against the Company, prior to a final court order, administrative award or regulatory award, in an amount equaling or exceeding (including reasonable costs of the Company, Twenty-Five Thousand Dollars ($25,000) and relating to acts, omissions or obligations of the Company which occurred prior to November 23, 1999, and which was not accrued, reserved against or disclosed in the audited balance sheet of the Company as of December 31, 1998, and/or unaudited balance sheet as of June 30, 1999, or incurred in the ordinary course of business consistent with past practices of the Company.

         The parties acknowledge and agree that accounts receivable of the Company from Strasbaugh which remain uncollected after the date hereof shall not constitute a "Claim."

         (b) If the Company becomes liable for any Claim that becomes known to Buyer on or before May 22, 2000, or if any claim is made on or before May 22, 2000, that could reasonably result in a Claim for which the Company could be liable, Buyer shall immediately notify in writing the Seller and the Escrow Agent of the Claim. If Buyer notifies the Escrow Agent in writing of a Claim (a "Claim Notice"), the Escrow Agent shall reserve and set aside sufficient escrowed funds to be able to be pay one-half (1/2) of the amount of any such prospective Claim (including as the Company's reasonable costs an amount equal to thirty-five percent (35%) of the Claim), as determined by the Buyer in good faith (the "Claimed Funds"). Upon receipt of a Claim Notice the Escrow Agent shall promptly notify Seller in writing of any proposed transfer of Claimed Funds in satisfaction of such Claim. If the Escrow Agent does not receive written objection from Seller within thirty (30) days from the date the Escrow Agent sent the notice to the Seller, the Escrow Agent may distribute the Claimed Funds to Buyer or the party to whom


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the Claim is owing as directed by the Claim Notice. If the Escrow Agent does receive a written objection from Seller within such thirty-day period, the Escrow Agent shall hold the Claimed Funds pending receipt of (i) written instructions signed by both Buyer and Seller or (ii) a copy of a final, non-appealable order from a court of competent jurisdiction with respect to the Claimed Funds. Any court order referred to in (ii) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order or judgement is final and enforceable and not subject to further appeal.

         (c) On May 23, 2000, if no Claim Notices have been delivered or contested by Seller as provided in 4(b) hereof, then all remaining escrowed funds held by the Escrow Agent as of the close of business May 22, 2000, shall be distributed to Seller and this Escrow Agreement shall terminate. If at the close of business on May 22, 2000, any Claim Notice remains pending for which Claimed Funds continue to be held, then (i) the Escrow Account shall remain open until (A) the Escrow Agent is provided with written instruction signed by both Buyer and Seller or (B) a copy of a final non-appealable order from a court of competent jurisdiction with respect to the Claimed Funds; and (ii) on May 23, 2000, all escrowed funds exceeding monies held for such continuing Claim Notices shall be paid to Seller. When all such Claim Notices have been resolved pursuant to this Agreement, any escrowed funds remaining in the Escrow Account shall be distributed by the Escrow Agent to Seller and this Escrow Agreement shall terminate. If at any time prior to the full satisfaction of all Claims, there shall be no escrowed funds remaining in the Escrow Account, this Escrow Agreement shall terminate. Any court order referred to in 4(c)(i)(B) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order or judgement is final and enforceable and not subject to further appeal.

          5. (a) The Escrow Agent shall be indemnified, jointly and severally, and saved harmless by the undersigned, from and against any and all liability, including all expenses reasonably incurred in its defense, to which the Escrow Agent shall be subject by reason of any action taken or omitted or any investment or disbursement of any part of the Escrow Account made by the Escrow Agent pursuant to this Escrow Agreement, except as a result of the Escrow Agent's own gross negligence or willful misconduct. The costs and expenses of enforcing this right of indemnification shall also be paid by Buyer and Seller. This right of indemnification shall survive the termination of this Escrow Agreement and the removal or resignation of the Escrow Agent.

         (b) The Escrow Agent undertakes to perform such duties as are specifically set forth in this Escrow Agreement, and the Escrow Agent shall not be liable except for the performance of such duties as are specifically set forth in this Escrow Agreement, and no implied covenants or obligations shall be read into this Escrow Agreement against the Escrow Agent. The Escrow Agent may consult with counsel (of its choice) regarding any of its duties or obligations hereunder, and shall be fully protected in any action taken in good faith in accordance with such advice. The Escrow Agent shall be fully protected in acting in accordance with any written instructions given to it hereunder and believed by it to have been executed by the proper party or parties. The Escrow Agent's duties shall be determined only with reference to this Escrow Agreement and applicable laws and is not charged with any duties or responsibilities in connection with any other documents or agreements. Attached hereto as Exhibit B are the


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names, titles, and specimen signatures of each of the persons who are authorized, on behalf of Buyer and Seller to execute and deliver written notices and direction to the Escrow Agent.

         (c) Buyer and Seller agree to pay the Escrow Agent a fee according to the fee letter attached hereto as Exhibit A. Fees are payable in advance as compensation for the ordinary administrative services to be rendered hereunder and Buyer and Seller, jointly and severally, agree to pay all the expenses of the Escrow Agent, including the indemnity provided in Section 5(a) hereof. To the extent such fees and expenses are not paid by Buyer and Seller, the foregoing shall be paid from the Escrow Account after written notice from the Escrow Agent to Buyer and Seller. As between Buyer and Seller, each agrees to be responsible for one-half (1/2) of any fees due to the Escrow Agent.

         (d) It is understood and agreed that in the event any disagreement among the parties hereto results in adverse claims or demands being made in connection with the Escrow Account, or in the event the Escrow Agent in good faith is in doubt as to what action it should take hereunder, the Escrow Agent shall retain the Escrow Account until the Escrow Agent shall have received (i) an enforceable final order of a court of competent jurisdiction which is not subject to further appeal directing delivery of the Escrow Account or (ii) a written agreement executed by the other parties hereto directing delivery of the Escrow Account, in which event Escrow Agent shall disburse the Escrow Account in accordance with such order or agreement. Any court order referred to in (i) above shall be accompanied by a legal opinion of counsel for the presenting party satisfactory to the Escrow Agent to the effect that said court order or judgment is final and enforceable and is not subject to further appeal. The Escrow Agent shall act on such court order and legal opinion without further question.

         (e) The Escrow Agent may resign at any time by giving written notice thereof to the other parties hereto, but such resignation shall not become effective until a successor Escrow Agent shall have been appointed and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Escrow Agent shall not have been delivered to the Escrow Agent within thirty (30) days after the giving of such notice of resignation, the resigning Escrow Agent may, at the expense of Buyer and Seller, petition any court of competent jurisdiction for the appointment of a successor Escrow Agent. Subject to Section 5(d) hereof, if any property subject hereto is at any time attached, garnished or levied upon, under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any such property shall be stayed or enjoined by any court order, or in case any order, judgment or decree shall be made or entered by any court affecting such property, or any part thereof, then in any of such events, the Escrow Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ judgment or decree, which it is advised by legal counsel (of its own choosing) is binding upon it, and if it complies with any such order, writ, judgment or decree, it shall not be liable to any of the parties hereto or to any other person, firm, or corporation by reason of such compliance, even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside or vacated.

         (f) In no event shall the Escrow Agent be liable to any party hereto for any special, indirect or consequential loss or damage of any kind whatsoever, even if the Escrow Agent has been previously advised of such loss or damage.



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          6. Any notice to any party hereto given pursuant to this Escrow
Agreement shall be given by fax, certified first-class mail or nationally recognized express overnight courier delivery service addressed as follows. Notices shall not be deemed to be given until actually received.

         A. If to Escrow Agent:

                    Harris Trust and Savings Bank
                    311 West Monroe Street
                    Chicago, Illinois  60606
                    Attn: Escrow Division/Linda Garcia
                    Phone: (312) 461-2623
                    Fax:(312) 461-3525

         Buyer:     Mr. I. Koshiyama
                    Chairman
                    Fujimi Incorporated
                    1-1, Chiryo-2, Nishibiwajima-cho
                    Aichi Pref. 452, Japan
                    Phone:  (052) 503-8111
                    Fax:  (052) 503-7712

         Seller:    Mr. James N. Farley
                    Co-Chairman
                    SpeedFam-IPEC Inc.
                    305 N. 54th Street
                    Chandler, AZ  85226-2416
                    Phone:  (480) 705-2100
                    Fax:  (480) 705-2122

          7. If any provision of this Escrow Agreement or the application thereof to any person or circumstances shall be determined to be invalid or unenforceable, the remaining provisions of this Escrow Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law.

          8. This Escrow Agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

          9. This Escrow Agreement may be executed in several counterparts or by separate instruments and all of such counterparts and instruments shall constitute one agreement, binding on all the parties hereto.



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         IN WITNESS WHEREOF, the undersigned have executed this Escrow Agreement as of the day and year first above written.

HARRIS TRUST AND SAVINGS BANK,                            FUJIMI INCORPORATED
   as Escrow Agent



By  /s/                                  By  /s/
    ----------------------------             -----------------------------------
Its                                         Its Chairman
    ----------------------------
                                         SPEEDFAM-IPEC INC.



                                         By  /s/
                                             -----------------------------------
                                         Its Co-Chairman




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                                    EXHIBIT A

                                   FEE LETTER
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                                    EXHIBIT B

                               AUTHORIZED PERSONS

FOR THE BUYER:

       Name                         Title                  Specimen Signature

   I. Koshiyama                    Chairman             ________________________






FOR THE SELLER

       Name                         Title                  Specimen Signature

 James N. Farley                  Co-Chairman           ________________________